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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 15, 2004
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                                 IA Global, Inc.
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               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
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           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
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

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

IA Global Inc. announced the refocusing of its holdings related to QuikCAT Technologies and QuikCAT Australia, following the successful purchase of the QuikCAT Technologies, Inc. assets out of Chapter 11on June 10, 2004.

The company's focus will be on the development of its multi-media compression technologies for use in video, picture and audio products and it will pursue licensing contracts with third party vendors. The company has decided to divest the Internet accelerator business ("iNet") outside of North America to its joint venture partner QuikCAT Australia Pty Ltd. ("QuikCAT Australia").

As part of this transaction, the company is assigning its intellectual property rights in the iNet business outside of North America and its 47.5% interest in QuikCAT Australia, for notes totaling $150,000 that are due from December 2004 thru June 2005. The notes are secured by the assets of QuikCAT Australia until they raise $100,000 in capital. Notes issued by the company in 2003 and 2004 totaling approximately $102,000 and shares acquired for $50,000 were cancelled as part of this transaction.

The company's CEO, Alan Margerison, said, "we are pleased to announce the divestiture of the iNet product line to our joint venture partner. The iNet business was not core to our operations. This transaction will allow the company to focus on the development of its multi-media compression technologies for use in video, picture and audio products."

The company will grant QuikCAT Australia an exclusive option to acquire the North America iNet business for $213,000 in cash. This option expires February 28, 2005. The QuikCAT Technologies, Inc. acquisition closed on June 10, 2004 and the total purchase price was $700,000 in cash, plus the assumption of certain contracts, agreements and liabilities.

The transaction with QuikCAT Australia is subject to review by Australian regulatory authorities and is expected to close in October 2004. There is no guarantee that this approval will be received, that QuikCAT Australia will be successful in raising its capital to acquire the product line or the company will be successful in closing licensing agreements.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial statements of business acquired- *

          (b) Pro Forma financial information- *

          (c) Exhibits:

          EXHIBIT NO.                   DESCRIPTION
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          2.1       Share Purchase Agreement dated September 15, 2004 among IA
                    Global Acquisition Co, IA Global Inc., QuikCAT Australia Pty Ltd and Marie-Rose Pontre'.

          2.2 Internet Accelerator Assignment Agreement dated September 15, 2004 among IA Global Acquisition Co, IA Global Inc and QuikCAT Australia Pty Ltd.

          99.1 Press release dated September 15, 2004 relating to the divestiture of the Internet accelerator business outside North America.

          *Our inclusion within 4 days after this acquisition transaction of any required historical financial statements of the joint venture company. and pro forma financial information relating to this transaction, as prescribed by Regulation S-X, promulgated by the Securities and Exchange Commission, are not required.

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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 15, 2004               IA Global, Inc.
                                        (Registrant)

                                        By: /s/ Alan Margerison
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                                            Alan Margerison
                                            President and
                                            Chief Executive Officer



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